Exhibit 20.3
Page 1 of 3

Navistar Financial 1994-B Owner Trust
For the Month of February 1995
Distribution Date of March 15, 1995

Original Pool Amount                   $215,029,773.64

Beginning Pool Balance                 $176,963,307.51
Beginning Pool Factor                        0.8229712

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)   $5,134,349.06
  Interest Collected                     $1,354,458.01

Additional Deposits:
  Repurchase Amounts                             $0.00
  Liquidation Proceeds/Recoveries           $36,794.47
Total Additional Deposits                   $36,794.47

Repos/Chargeoffs                           $421,343.14
Aggregate Number of Notes Charged Off               18

Total Available Funds                    $6,525,601.54

Ending Pool Balance                    $171,407,615.31
Ending Pool Factor                           0.7971343

Servicing Fee                              $147,469.42

Repayment of Servicer Advances                   $0.00

Reserve Account:
  Beginning Balance                     $11,396,140.47
  Target Percentage                              6.50%
  Target Balance                        $11,141,495.00
  Minimum Balance                        $4,300,595.47
  (Release)/Deposit                       $(254,645.47)
  Ending Balance                        $11,141,495.00

                                             Dollars        Notes
Delinquencies:
  Installments:
     1-30 days                              862,114.92        778
    31-60 days                              101,045.51         85
    60+ days                                 25,342.84         17

    Total                                   988,503.27        782

  Balances:
    60+ days                                655,612.71         17

Memo Item - Reserve Account

  Prior Month                           $11,502,614.99
  + Invest. Income                           51,557.75
  - Withdrawal                             (158,032.27)
    Beginning Balance                   $11,396,140.47

Exhibit 20.3
Page 2 of 3

Navistar Financial 1994-B Owner Trust
For the Month of February 1995

                                               TOTAL               NOTES         CERTIFICATES
Original
 Pool Amount Dist.:                       $215,029,773.64    $207,503,000.00     $7,526,773.64
 Distribution Percentage                                              96.50%             3.50%
 Coupon                                                               6.400%            6.625%

Beginning Pool Balance                    $176,963,307.51
Ending Pool Balance                       $171,407,615.31

Collected Principal                         $5,171,143.53
Collected Interest                          $1,354,458.01
Charge-Offs                                   $421,343.14
Servicing                                     $147,469.42
Cash Transfer from Reserve Account            $158,032.27

  Total Collections Available
    for Debt Service                        $6,536,164.39

Beginning Balance                         $176,722,095.09    $170,536,090.20      $6,186,004.89

Interest Due                                  $943,677.71        $909,525.81         $34,151.90
Interest Paid                                 $943,677.71        $909,525.81         $34,151.90
Principal Due                               $5,592,486.67      $5,396,749.64        $195,737.03
Principal Paid                              $5,592,486.67      $5,396,749.64        $195,737.03

Ending Balance                            $171,129,608.42    $165,139,340.56      $5,990,267.86
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                          0.7958407375       0.7958613005

Total Distributions                         $6,536,164.38      $6,306,275.45        $229,888.93

Interest Shortfall                                  $0.00              $0.00              $0.00
Principal Shortfall                                 $0.00              $0.00              $0.00
 Total Shortfall (required from Reserve)            $0.00              $0.00              $0.00

Excess Servicing                                    $0.00

Beginning Reserve Account Balance          $11,396,140.47
(Release)/Draw                               $(254,645.47)
Ending Reserve Account Balance             $11,141,495.00

Memo Item - Advances:
 Servicer Advances - Current Month             $95,806.73
 Total Outstanding Servicer Advances        $1,439,324.56

Exhibit 20.3
Page 3 of 3

Navistar Financial 1994-B Owner Trust
For the Month of February 1995

Trigger Events: A) Loss Trigger
                B) Delinquency Trigger

                                5                 4                 3                 2                 1
                             Oct 1994          Nov 1994          Dec 1994          Jan 1995          Feb 1995
Beg. Pool Balance        $198,075,623.63   $192,785,338.12   $188,248,178.91   $181,848,004.17   $176,963,307.51

A) Loss Trigger:
Principal of Contracts
  Charged off                 $71,359.78           $444.84        $32,460.45       $119,312.68       $421,343.14
Recoveries                    $29,623.23        $34,008.99       $115,127.07        $37,276.16        $36,794.47


Total Charged off
  (Months 5,4,3)             $104,265.07
Total Recoveries
  (Months 3,2,1)              189,197.70
Net Loss/(Recoveries)
  for 3 Mos.                 $(84,932.63)(a)

Total Balance
  (Months 5,4,3)         $579,109,140.66(b)

Loss Ratio [(a/b)(12)]         (0.1760)%

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                                     $445,902.07       $469,386.78       $655,612.71
  As % of Beginning
    Pool Balance                                                    0.23687%          0.25812%          0.37048%
  Three Month Average                                               0.12670%          0.20610%          0.28849%

Trigger:
  Is Average> 2.0%                    No

  Navistar Financial Corporation



by:/s/R. W. CAIN
      R. W. CAIN
      Vice President and Treasurer